Exhibit 10.1

SOLAR POWER SYSTEMS AGREEMENT

THIS AGREEMENT is made effective the 31st day of March, 2011.

AMONG:
CORONUS SOLAR INC., a company incorporated under the laws of Canada and having a registered office at 1600 – 609 Granville Street, Vancouver, British Columbia, Canada, V7Y 1C3

(hereinafter called “Coronus Solar”)

OF THE FIRST PART
AND:

CORONUS ENERGY CORP., a company incorporated under the laws of the state of Delaware and having a registered office at 600 – 1201 Orange Street, Wilmington, Delaware, U.S.A., 19801

(hereinafter called “Coronus Energy”)

OF THE SECOND PART
AND:

BELECTRIC, INC., a company incorporated under the laws of the state of California and having a registered office at 8076 Central Avenue, Newark, California, U.S.A., 94560

(hereinafter called “Belectric”)

OF THE THIRD PART

WHEREAS:

A.	Coronus Energy is a company founded to deploy and operate utility-scale solar photovoltaic power systems in the State of California;

B.	Coronus Energy is a wholly-owned subsidiary of Coronus Solar;

C.	Belectric designs, builds and sells turnkey, utility-scale solar photovoltaic power systems; and,

D.
Coronus Energy has offered to purchase from Belectric and Belectric has agreed to sell to Coronus Energy certain turnkey, utility-scale solar photovoltaic power systems on the terms and conditions set forth herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1.	INTERPRETATION

1.1	Definitions

Where used herein or in any amendments or schedules hereto, the following terms shall have the following meanings:

(a)	“Agreement” means this Solar Power Systems Agreement including all schedules, and all instruments supplemental to or in amendment or confirmation of this Agreement;

(b)	“Closing” means the execution of this Agreement by all parties;

(c)	“Closing Date” means the date on which the Closing occurs;

(d)	“Energy Property” means collectively, fourteen Energy Units;

(e)	“Energy Unit” means a Solar System with an actual total peak output (AC) of 1.5 MWp;

(f)	“Solar System” means a utility-scale, ground-mount, solar photovoltaic power system; and,

(g)	“United States” means the United States of America, its territories and possessions and any State of the United States and the District of Columbia.

1.2	Deemed Currency

In the absence of a specific designation of any currency, any undescribed dollar amount herein will be deemed to refer to United States dollars.

1.3	Governing Law

This Agreement will be governed by and interpreted in accordance with the laws of the State of California and the federal laws of the United States of America applicable therein.

2.	PURCHASE AND SALE

2.1	Purchase and Sale

Based on the representations and warranties contained in this Agreement, Belectric agrees to sell, assign and transfer to Coronus Energy and, Coronus Energy agrees to purchase from Belectric, the Energy Property, for the price and in accordance with and subject to the terms and conditions set forth in this Agreement.

2.2	Multiple Units of Property

The Energy Units may be constructed together, or independently, and may be constructed at the same, or at different, sites.

2.3	Purchase Price

(a)	Belectric will sell the Energy Property to Coronus Energy for $76,818,000, exclusive of taxes (the “Basic Price”).

(b)
15% of the Basic Price, or $11,522,700, will be paid on the Closing Date by way of Coronus Solar issuing 10,974,000 common shares (the “Payment Shares”) to Belectric, at a deemed price of $1.05 per share.

(c)	The payment of the balance of the Basic Price, or $65,295,300, will take place in instalments, and will be prorated on a per Energy Unit basis, in accordance with the following schedule:

(i)	5% of the Basic Price, or $274,350 per Energy Unit, will be made on mobilization of the supporting structure to the installation site;

(ii)	10% of the Basic Price, or $548,700 per Energy Unit, will be made on completion of the supporting structure on the installation site;

(iii)	50% of the Basic Price, or $2,743,500 per Energy Unit, will be made on delivery of the solar modules to the installation site;

(iv)	10% of the Basic Price, or $548,700 per Energy Unit, will be made on delivery of the inverters to the installation site;

(v)	5% of the Basic Price, or $274,350 per Energy Unit, will be made on commissioning/grid-connection; and,

(vi)	5% of the Basic Price, or $274,350 per Energy Unit, will be made on final acceptance (the “Solar System Acceptance”).

(d)	The Basic Price includes the procurement of all necessary approvals for the Energy Units.

(e)	The Basic Price does not include applicable sales taxes. Coronus Energy will pay the applicable sales taxes, when due.

2.4	Interest Rate Contingency

Coronus Energy intends to finance the majority of the Basic Price with debt. If the interest rate on the permanent debt Coronus Energy secures is greater than, 6.25% per annum, compounded monthly, then the Basic Price, prorated on a per Energy Unit basis, will be reduced by one-half of the applicable sales taxes.

2.5	Non-Refundability of Payment Shares

Coronus Solar and Coronus Energy acknowledge and agree that the Payment Shares are non-refundable.

2.6	Restrictions on Transfer

Belectric acknowledges and agrees that the Payment Shares will be subject to restrictions on resale and transfer in accordance with applicable securities laws. Belectric further acknowledges and agrees that the Payment Shares may be subject to additional resale restrictions based upon Belectric’s jurisdiction of residence and the jurisdiction of residence of any proposed transferee of the Payment Shares, and it is Belectric’s responsibility to find out what these restrictions are and comply with same before selling, transferring or otherwise disposing of the Payment Shares. Belectric acknowledges and agrees that the certificate representing the Payment Shares will bear such legends as is required with respect to any such restrictions on resale and transfer.

3.	SITE SUITABILITY

Prior to the commencement of construction, Belectric must first approve each site, in respect of interconnection and site preparation, as Belectric will bear the costs related thereto. Belectric’s approval of each site shall not be unreasonably withheld.

4.	SPECIAL PURPOSE ENTITIES

Coronus Energy is entitled to assign its rights to Energy Units to affiliated special purpose entities that will own the projects for which such Energy Units are to be used.

5.	TURNKEY SOLAR SYSTEMS

Belectric covenants and agrees to deliver to Coronus Energy turnkey Solar Systems. “Turnkey” means that the Solar Systems will be constructed in accordance with the terms of this Agreement, and that the Solar Systems will be completely finished and ready for operation. Additionally, the Solar Systems will be connected to the grids of the utilities, so that the Solar Systems are available, without restriction, for their intended use. Included in the Basic Price, Belectric covenants and agrees to the following:

5.1	Belectric is to engineer, procure and construct the Solar Systems.

5.2	But for the interconnection agreements, the power purchase agreements, and the land use permits, Belectric is to obtain all necessary permits and approvals.

5.3	Belectric is to observe and account for the conditions of the power purchase agreements of the utilities.

5.4
Belectric is to connect the Solar Systems to the utilities’ grids, which involves the installation of the necessary lines,  the obtaining of the easements and approvals necessary for the laying of the lines, and, if required, the construction of substations.

5.5	Belectric is to supply and install all components necessary to bring the Solar Systems into operation, including, but not limited to, the following:

(a)	the solar modules (the DC output of the Solar Systems must correspond to or exceed the total rated module output of the manufacturer’s data sheet);

(b)	the central inverters;

(c)	the low-loss, low-voltage side cabling of the Solar Systems to the transformer stations;

(d)	the supporting construction in accordance with the structural requirements of the relevant authorities;

(e)	the equipment and devices required for the safety and security of the Solar Systems, including, but not limited to, fencing and webcams;

(f)	the equipment, devices and instruments required for Solar Systems performance monitoring, inspection and maintenance; and,

(g)	the DC- and AC-side cabling of the Solar Systems, including the cabling of the inverters.

5.6	Belectric is to oversee and undertake construction site setup and is responsible for traffic safety on the site during construction.

5.7
Belectric is to conduct any necessary site landscaping and ground compaction. The preparation of the site for construction, in particular necessary woodland clearance, excavation and compaction of earth, including any possibly necessary construction and/or extension of access routes, is the responsibility of Belectric.

5.8	Belectric is to perform trial operations of the Solar Systems.

5.9	Belectric is to carry out all acceptance procedures (in particular those of the utilities) for the turnkey construction of the Solar Systems and connection to the grids of the utilities.

6.	SOLAR SYSTEM ACCEPTANCE

Following completion of the installation work of a Solar System, an acceptance review will be conducted by Belectric and Coronus Energy to determine whether the Solar System complies with the stipulations of this Agreement and is not subject to any major faults.

6.1
Acceptance must be granted by Coronus Energy if the Solar System is not subject to any major faults. A major fault is considered to exist if the operability or safety of the Solar System is impaired, irrespective of the amount of the fault rectification costs. Otherwise, major faults are deemed to exist only if the total fault rectification costs exceed $25,000 per MWp.

6.2	If the Solar System proves to be faulty on the acceptance review, Belectric must rectify all faults immediately, and bear the costs of said rectification.

7.	IMPAIRMENT OF PERFORMANCE

7.1
Belectric, irrespective of other guarantee agreements, guarantees the proper construction and installation of each Solar System, pursuant to the terms of this Agreement and the applicable legal requirements, for a period of 10 years following the acceptance of the Solar System.

7.2	Belectric, irrespective of other guarantee agreements, guarantees the supporting construction for a period of 20 years following the acceptance of the Solar System.

7.3
Coronus Energy and/or Coronus Solar shall make and pursue any claim covered by a third-party guarantee against such third-party, without making or pursuing a claim against Belectric. In the event Coronus Energy and/or Coronus Solar make and pursue a claim against a third-party, Belectric will assist Coronus Energy and/or Coronus Solar in the assertion of their claims.

8.	OPERATIONS AND MAINTENANCE

Pursuant to Operations and Maintenance Agreements (the “O&M Agreements”), to be negotiated in good faith between Coronus Energy and Belectric, Belectric shall be responsible for managing the operation of the Solar Systems, throughout the duration of the power purchase agreement underlying each Solar System, and will receive, in remuneration for the services to be provided under the O&M Agreements, remuneration in the amount of $25 per kWp (DC rated output) per year.

9.	PERFORMANCE GUARANTEE

For the Solar Systems, Coronus Energy and Belectric will negotiate performance guarantees in good faith that meet the requirements of the project financiers.

10.	TERM

This Agreement shall be effective as of the day and year first above written, and shall remain in full force and effect to December 31, 2013.

11.	COVENANTS, REPRESENTATIONS AND WARRANTIES OF CORONUS SOLAR

Coronus Solar covenants, represents and warrants to Belectric (and acknowledges that Belectric is relying upon such covenants, representations and warranties in entering into this Agreement) that as at the date of this Agreement and the Closing Date:

11.1	Coronus Solar has been duly incorporated and organized and is validly subsisting under the laws of Canada.

11.2	The authorized capital of Coronus Solar consists of an unlimited number of common shares without par value of which, immediately prior to Closing, 15,775,086 common shares are issued and outstanding.

11.3	Coronus Solar is a reporting issuer under applicable United States securities laws and is in good standing with respect to material filings required to be made under such statutes.

11.4	Coronus Solar has good right, full corporate power and absolute authority to enter into this Agreement and to perform all of its obligations under this Agreement.

11.5
Coronus Solar has taken all necessary actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into, and the execution, delivery and performance of this Agreement.

11.6
All necessary corporate actions will at Closing have been duly taken by Coronus Solar to authorize the creation, allotment and issue of the Payment Shares and upon issuance, the Payment Shares will have been duly and validly allotted and issued as fully paid and non-assessable common shares in the capital of Coronus Solar.

11.7
This Agreement has been duly executed and delivered by Coronus Solar and the Agreement will constitute a legal, valid and binding obligation of Coronus Solar enforceable against Coronus Solar in accordance with its terms.

12.	COVENANTS, REPRESENTATIONS AND WARRANTIES OF CORONUS ENERGY

Coronus Energy covenants, represents and warrants to Belectric (and acknowledges that Belectric is relying upon such covenants, representations and warranties in entering into this Agreement) that, under this Agreement:

12.1	Coronus Energy is to provide the sites for the Solar Systems, along with the necessary land use permits.

12.2	Coronus Energy is to pay for the utility interconnection requests and studies.

12.3	Coronus Energy is to obtain the power purchase agreements from the utility.

12.4
Coronus Energy is to provide Belectric with proof of secured financing, on a per Energy Unit basis, prior to the commencement of construction of each of the Solar Systems, and that this proof must be satisfactory to Belectric.

12.5	Coronus Energy has good right, full corporate power and absolute authority to enter into this Agreement and to perform all of its obligations under this Agreement.

12.6
This Agreement has been duly executed and delivered by Coronus Energy and the Agreement will constitute a legal, valid and binding obligation of Coronus Energy enforceable in accordance with its terms.

13.	COVENANTS, REPRESENTATIONS AND WARRANTIES OF BELECTRIC

Belectric covenants, represents and warrants to Coronus Solar and Coronus Energy (and acknowledges that Coronus Solar and Coronus Energy are relying upon such covenants, representations and warranties in entering into this Agreement) that, under this Agreement:

13.1	Belectric is to provide all services necessary for delivery to Coronus Energy of turnkey, operation ready Solar Systems, and for connection of the Solar Systems to the utilities’ grids.

13.2	Belectric is to provide, without special remuneration, all services required for the fulfilment of its obligations under this Agreement.

13.3	Belectric covenants and agrees to design the Solar Systems to optimize revenue, with emphasis placed on the utilities’ time of delivery periods and factors.

13.4	During the construction phases, Belectric will take out and maintain construction/installation insurance coverage, with the risks of property loss transferred to Coronus Energy upon acceptance.

13.5
Belectric is an accredited investor as defined under Rule 501 of Regulation D of the United States Securities Act of 1933, as amended, and as defined under National Instrument 45-106, as adopted by the Canadian Securities Administrators.

13.6	Belectric has good right, full corporate power and absolute authority to enter into this Agreement and to perform all of its obligations under this Agreement.

13.7	This Agreement has been duly executed and delivered by Belectric and the Agreement will constitute a legal, valid and binding obligation of Belectric enforceable in accordance with its terms.

14.	CLOSING ARRANGEMENTS

14.1	The closing shall take place on the Closing Date at the offices of Anfield Sujir Kennedy & Durno, counsel to Coronus Solar, in the city of Vancouver, British Columbia.

14.2	At Closing, Coronus Solar shall deliver to Belectric a certificate representing the Payment Shares duly registered in Belectric’s name.

15.	COMPLIANCE WITH SECURITIES REGULATORY REQUIREMENTS

15.1
The parties acknowledge that Coronus Solar may be required under applicable securities laws to prepare and file certain disclosure documents in respect of this Agreement or the transactions contemplated hereunder, and the parties hereby agree to assist in the preparation of such documents as required.

15.2
So long as Belectric beneficially owns any of the Payment Shares, Coronus Solar shall timely file all reports required to be filed with the SEC pursuant to the Securities Exchange Act of 1934 (the “1934 Act”), and Coronus Solar shall not terminate or suspend its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination or suspension.

16.	LEGAL PROCEEDINGS

16.1
In the event that any proceeding, litigation or action (an “Action”) is taken by any party or parties hereto against any other party or parties in respect of this Agreement or the transactions contemplated hereunder, any and all costs incurred by the prevailing party or parties in respect of such Action shall be paid by the unsuccessful party or parties to such Action.

17.	GENERAL PROVISIONS

17.1	Time shall be of the essence of this Agreement.

17.2
This Agreement contains the whole agreement between the parties hereto in respect of the purchase and sale of the Solar Systems and the transactions contemplated herein and there are no warranties, representations, terms, conditions or collateral agreements expressed, implied or statutory, other than as expressly set forth in this Agreement.

17.3
This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither Coronus Solar nor Coronus Energy may assign this Agreement without the written consent of Belectric, which consent shall not be unreasonably withheld. Belectric may not assign this Agreement without the written consent of Coronus Solar and Coronus Energy, which consent shall not be unreasonably withheld.

17.4
Any notice to be given under this Agreement shall be duly and properly given if made in writing and by delivering the same to each party at their respective address provided on page 1 of this Agreement.  Any notice given as aforesaid shall be deemed to have been given or made on the date on which it was delivered.  Any party hereto may change its address for notice from time to time by notice given to the other parties hereto in accordance with the foregoing.

17.5
This Agreement may be executed in several counterparts and delivered by telecopier, each of which when so executed shall be deemed to be an original, and such counterparts or facsimile copies thereof together shall comprise one and the same instrument and, notwithstanding their date of execution, shall be deemed to bear the date as of the date above written.

17.6
This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, and each of the parties hereto irrevocably attorns to the jurisdiction of the Courts of the State of California.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the day and year first above written.

CORONUS SOLAR INC.

Per:	JEFF THACHUK	3/31/11
Signature
Jeff Thachuk President

CORONUS ENERGY CORP.

Per:	JEFF THACHUK	3/31/11
Signature
Jeff Thachuk Chairman

BELECTRIC, INC.

Per:	DAVID TAGGART	3/31/11
Signature
David Taggart President